Exhibit 2.2

                 AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT


          THIS AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT, is entered into as of August 28, 2003 (this "Amendment"), by and among the stockholders listed as the GENSTAR STOCKHOLDERS on Schedule I to the Agreement (as defined below) (the "Genstar Stockholders"), the ONTARIO TEACHERS' PENSION PLAN BOARD, a non-share capital corporation organized and existing under the Teachers' Pension Act R.S.C. 1990, C.T.I. (Ontario) ("OTPPB"), and the other stockholders listed on Schedule I to the Agreement (together with the Genstar Stockholders and
OTPPB, collectively, "Sellers" and each, a "Seller"), as sellers, the Sherwin-Williams Claims Trust, a statutory trust organized and existing under the laws of the State of Delaware (the "Sherwin-Williams Claims Trust"), GENSTAR CAPITAL CORPORATION, a corporation organized and existing under the laws of the Province of Alberta, Canada ("Genstar"), as sellers' representative (Genstar acting in such capacity or such other Person as may succeed Genstar in such capacity being referred to herein as "Sellers' Representative") and Managing Trustee of the Sherwin-Williams Claims Trust (Genstar acting in such capacity or such other Person as may succeed Genstar in such capacity being referred to herein as the "Managing Trustee"), GENTEK HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek Holdings"), GENTEK BUILDING PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek U.S."), GENTEK BUILDING PRODUCTS LIMITED, a corporation organized and existing under the laws of the
Province of Ontario, Canada ("Gentek Canada"), and ASSOCIATED MATERIALS INCORPORATED, a corporation organized and existing under the laws of the State of Delaware ("Purchaser"), as purchaser.

                              W I T N E S S E T H:

          WHEREAS, Sellers, the Sherwin-Williams Claims Trust, Genstar (as Sellers' Representative and Managing Trustee), Gentek Holdings, Gentek U.S., Gentek Canada and Purchaser are parties to that certain Stock Purchase Agreement, entered into as of July 31, 2003 (the "Agreement").

          WHEREAS, pursuant to Section 11.08 of the Agreement, the parties thereto and hereto desire to amend the Agreement on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Agreement.

          2. Amendments to the Preamble of the Agreement. The preamble to the Agreement is hereby amended as follows:

          (a) The phrase "the Sherwin-Williams Claims Trust, a trust organized and existing under that certain Trust Agreement, dated as of July 31, 2003, by and among Genstar Capital Corporation and the persons listed on Schedule I thereto (the "Sherwin-Williams Claims Trust")" is hereby deleted and replaced by the phrase "the Sherwin-Williams Claims Trust, a statutory trust organized and existing under the laws of the State of Delaware (the "Sherwin-Williams Claims Trust")".

          (b) The phrase "(Genstar acting in such capacity or such other Person as may succeed Genstar in such capacity being referred to herein as the "Trustee")" is hereby deleted and replaced by the phrase "(Genstar acting in such capacity or such other Person as may succeed Genstar in such capacity being referred to herein as the "Managing Trustee")". Except as otherwise provided in
Section 3(b) of this Amendment, each reference to the "Trustee" in the Agreement is hereby deleted and replaced by a reference to the "Managing Trustee".

          3. Amendment to Section 1.01 of the Agreement. Section 1.01 of the Agreement is hereby amended as follows:

          (a) The following definition is hereby added to Section 1.01 of the Agreement in alphabetical order: ""Managing Trustee" shall have the meaning specified in the preamble to this Agreement."

          (b) The definition of "Trustee" is hereby deleted in its entirety.

          4. Amendment to Heading of Section 2.05 of the Agreement. The phrase ", the Sherwin-Williams Claims Trust and Sellers' Representative" is hereby inserted immediately after the word "Sellers" in the heading of Section 2.05 of the Agreement.

          5. Amendment to Section 2.05(iv) of the Agreement. Section 2.05(iv) of the Agreement is hereby amended and restated in its entirety as follows:
"counterparts, executed by Sellers' Representative and the Sherwin-Williams Claims Trust, of the Escrow Agreement dated as of the Closing Date;".

          6. Amendment to Section 2.06(i) of the Agreement. Section 2.06(i) of the Agreement is hereby amended and restated in its entirety as follows:
"[Intentionally Omitted];".

          7. Amendment to Section 2.09(b)(i) of the Agreement. The phrase "thirty (30) calendar days" in Section 2.09(b)(i) of the Agreement is hereby deleted and replaced by the phrase "thirty one (31) calendar days".

          8. Amendment to Section 3.01(c) of the Agreement. The following two sentences are hereby inserted at the beginning of Section 3.01(c) of the Agreement "The Sherwin-Williams Claims Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware. A certificate of conversion to statutory trust and a certificate of trust have been duly filed in proper form in the name and on behalf of the Sherwin-Williams Claims Trust with the Secretary of State of the State of Delaware and have become effective in accordance with the Delaware Statutory Trust Act.".

          9. Amendment to Section 6.12 of the Agreement. The phrase "and that certain Promissory Note between Charles Canning and Gentek U.S. dated February 11, 1997, as revised pursuant to that certain Revision to Term Promissory Note dated April 6, 1998" is hereby inserted immediately before the end of the first parenthetical of Section 6.12 of the Agreement.

          10. Amendment to Schedule III of the Agreement. Item 8 of Schedule III to the Agreement is hereby deleted and replaced by the phrase "[Intentionally Omitted.]".

          11. Continuing Effect of the Agreement. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of any of the parties that would require a waiver or consent of the other party. Except as expressly amended or modified herein, the provisions of the Agreement are and shall remain in full force and effect.

          12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

          13. Governing Law; Jurisdiction.

          (a) This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware.

          (b) Any judicial proceeding brought against any of the parties to this Amendment in connection with any dispute arising out of this Amendment or the transactions contemplated hereby (each, a "Proceeding") may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Amendment, each of the parties to this Amendment accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment. The foregoing consent to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Amendment. Each of the Sellers, Sellers' Representative and Purchaser agree that service of any process, summons, notice or document by U.S. registered mail to such party's address as set forth in the Agreement shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any Proceeding.

          14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer(s) to execute, this Agreement as of the date first written above.

                                     SELLERS

                                     THE MANUFACTURERS LIFE
                                     INSURANCE COMPANY

                                     439246 ONTARIO INC.

                                     ROYAL TRUST CORPORATION OF
                                     CANADA, TRUSTEE FOR DUPONT
                                     CANADA INC. PENSION TRUST FUND

                                     FIDUCIE DESJARDINS, COMPTE #43-
                                     00418-7 FOR SOCIETE DE TRANSPORT
                                     DE LA COMMUNAUTE URBAINE DE
                                     MONTREAL

                                     COMINCO PENSION FUND CO-
                                     ORDINATING SOCIETY

                                     GREAT-WEST LIFE & ANNUITY
                                     INSURANCE COMPANY

                                     ASSOCIATION DE BIENFAISANCE ET
                                     DE RETRAITE DES POLICIERS DE LA
                                     COMMUNAUTE URBAINE DE
                                     MONTREAL

                                     THE RETIREMENT PLAN FOR
                                     EMPLOYEES OF CANADIAN UTILITIES
                                     LIMITED AND PARTICIPATING
                                     COMPANIES PLAN I

                                     BANTOR COMPANY

                                     CROWN LIFE INSURANCE COMPANY

                                     DESJARDINS FINANCIAL SECURITY
                                     LIFE ASSURANCE COMPANY

                                     OEFC PRIVATE EQUITY HOLDCO INC.

                                     AXA SECONDARY FUND LP

                                     PAUL CAPITAL PARTNERS VI
                                     HOLDINGS

                                     BPO PROPERTIES LTD.

                                     SUN LIFE ASSURANCE COMPANY OF
                                     CANADA

                                     CITIBANK CANADA

                                     CAPITAL GUIDANCE (PLACEMENTS)
                                     LTD.

                                     DAVID H. BUTTERFIELD

                                     RICHARD USHER-JONES

                                     RAYQUEST HOLDINGS LTD.

                                     MANFRED WIRTH

                                     BMO NESBITT BURNS INC.

                                     TOW PARTNERS, A CALIFORNIA
                                     LIMITED PARTNERSHIP

                                     G.R. DAWSON HOLDINGS LIMITED

                                     INVENTURES CAPITAL

                                     805491 ONTARIO INC.

                                     ZURI-INVEST A.G.

                                     ALDERPRISE INC.

                                     DAVID L. ANDERSON

                                     TERRY A. JACKSON

                                     PATHONIC ULC

                                     G. LEONARD BAKER, JR.

                                     JIC

                                     WIRRAL BOROUGH COUNCIL
                                     MERCEYSIDE PENSION FUND

                                     GE CAPITAL EQUITY INVESTMENT
                                     LTD.

                                     NORTH BAY LIMITED

                                     ABN AMRO VENTURES BV

                                     GENSTAR INVESTMENT
                                     CORPORATION

                                     RICHARDSON VENTURES INC.

                                     ONTARIO TEACHERS' PENSION PLAN
                                     BOARD

                                     DAVID L. BURKE

                                     KONG H. CHEN

                                     GEORGE E. ECKERD

                                     J. HERBERT GAUL, JR.

                                     JOSEPH P. IPPOLITO

                                     DARVIN L. KING

                                     STEPHEN L. KLEIN

                                     ALAIN LAROSE

                                     JEFFREY V. MILLER

                                     MICHAEL C. MILLER

                                     WAYNE G. PALMER

                                     JAN P. RANDLES

                                     ALAIN ROBITAILLE

                                     DONALD L. SPERRY

                                     DANIEL R. TAYLOR

                                     DENNIS M. THOMPSON

                                     JOHN UMIASTOWSKI

                                     By: Genstar Capital Corporation, as
                                         Sellers' Representative


                                              By: /s/ William MacDonald
                                              Name:   William MacDonald
                                              Title:  Chairman and President



                                     THE SHERWIN-WILLIAMS CLAIMS
                                     TRUST


                                     SHERWIN-WILLIAMS CLAIMS TRUST

                                     By:  Genstar Capital Corporation, as
                                          Managing Trustee


                                              By: /s/ William MacDonald
                                              Name:   William MacDonald
                                              Title:  Chairman and President

                                     SELLERS' REPRESENTATIVE

                                     GENSTAR CAPITAL CORPORATION


                                              By: /s/ William MacDonald
                                              Name:   William MacDonald
                                              Title:  Chairman and President



                                     GENTEK HOLDINGS

                                     GENTEK HOLDINGS, INC.


                                              By: /s/ Mark A. Gamble
                                              Name:   Mark A. Gamble
                                              Title:  Executive Vice President
                                                      and Chief Financial
                                                      Officer

                                     GENTEK U.S.

                                     GENTEK BUILDING PRODUCTS, INC.


                                              By: /s/ Mark A. Gamble
                                              Name:   Mark A. Gamble
                                              Title:  Executive Vice President
                                                      and Chief Financial
                                                      Officer


                                     GENTEK CANADA

                                     GENTEK BUILDING PRODUCTS LIMITED


                                              By:  /s/ Mark A. Gamble
                                              Name:    Mark A. Gamble
                                              Title:   Executive Vice President
                                                       and Chief Financial
                                                       Officer



                                     PURCHASER

                                     ASSOCIATED MATERIALS INCORPORATED


                                              By: /s/ D. Keith LaVanway
                                              Name:   D. Keith LaVanway
                                              Title:  Vice President, Chief
                                                      Financial Officer,
                                                      Treasurer and Secretary